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                                                                   EXHIBIT 2.6.2

                          AMENDMENT TO CONTRACT OF SALE

     THIS AMENDMENT TO CONTRACT OF SALE (this "AMENDMENT") is made and executed this 28th day of April, 2000, by and between JOLLY ACRES LIMITED PARTNERSHIP, a Maryland limited partnership ("SELLER") and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("BUYER").

     WHEREAS, Seller and Buyer entered into a Contract of Sale on August 9, 1999 with respect to Lots 18RR, 19RR and 20RR in National Business Park, Annapolis Junction, Anne Arundel County, Maryland (the "ORIGINAL CONTRACT"); and

     WHEREAS, Seller and Buyer desire to amend certain terms set forth in the Original Contract in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending legally to be bound, hereby agree that the Original Contract shall be amended as follows:

     1. The second sentence in Section 3 of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "Seller shall transfer fee simple title to Lots 19RR and 20RR into single member Maryland limited liability companies within thirty (30) days prior to the Final Closing (as hereinafter defined)."

     2. Section 4.B of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "Closing on the acquisition of the membership interests in NBP 211, LLC and NBP 201, LLC shall occur on the same date on or before July 28, 2000
(the "Final Closing").

     3. Section 4.C of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "Intentionally Omitted."

     4. Section 4.D of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "Buyer shall give Seller reasonable advance written notice of the Final Closing and such closing shall occur in the Baltimore metropolitan area as agreed upon between Buyer and Seller."


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     5. Section 5.B of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "The purchase price for the respective membership interests in NBP 211, LLC and NBP 201, LLC shall be an amount equal to the product of $22.50 multiplied by the greater of (i) the gross square feet of area contained in the building to be constructed on such Lot, as shown on the plans to be submitted to the governmental authorities to obtain the requisite building permits, or (ii) 120,000 square feet. Notwithstanding anything herein to the contrary, in no event shall Buyer pay a total purchase price for the Properties of an amount which is greater than the greater of (a) Eight Million One Hundred Thousand Dollars ($8,100,000.00) (which is determined by $22.50 multiplied by 360), or
(b) $22.50 multiplied by the total gross square feet of the buildings to be constructed on the Properties. [SELLER ACKNOWLEDGES THAT BUYER MAY INCREASE THE SQUARE FEET OF THE BUILDINGS TO BE CONSTRUCTED ON LOTS 19RR AND 20RR WHICH WILL REQUIRE BUYER TO HAVE STRUCTURED PARKING ON SUCH LOTS THEREBY INCREASING THE TOTAL BUILDING COSTS. SELLER IS WILLING TO ENTER INTO DISCUSSIONS WITH BUYER WITH RESPECT TO PROVIDING A SUBSIDY TO BUYER ON THE PURCHASE PRICE FOR SQUARE FEET IN EXCESS OF 360,000 FOR THE PROPERTIES IN THE EVENT THAT BUYER PLANS TO CONSTRUCT STRUCTURED PARKING.]

     6. Section 5.C of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "Intentionally Omitted."

     7. Section 5.D of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "The Purchase Price to be paid at the Final Closing shall be increased by Forty Thousand Dollars ($40,000) to offset the credit provided by Seller to Buyer at the First Closing with respect to the construction of private storm drain lines."

     8. Section 5.E of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "Intentionally Omitted."

     9. Section 5.F of the Original Contract is hereby deleted in its entirety and is hereby replaced with the following:

        "On the date hereof, Buyer shall pay Seller (as an advance payment of the Purchase Price for the membership interests in NBP 211, LLC and NBP 201, LLC, as adjusted at the Final Closing and exclusive of prorations and the reimbursements set forth in Section 6) Five Million Four Hundred Thousand Dollars ($5,400,000) (which amount may not represent the entire Purchase Price) via wire transfer to the bank account designated by Seller. The advance payment described above shall be nonrefundable and any interest earned thereon from the date


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hereof to the Final Closing shall be for the account of Seller. The remainder of the Purchase Price for the membership interests in NBP 211, LLC and NBP 201, LLC, if any, and the prorations, adjustments and reimbursements set forth in this Contract shall be paid via wire transfer at the Final Closing."

     10. Section 12 of the Original Contract is hereby amended by deleting the entire second paragraph thereof and by deleting the first sentence of Section 12 and replacing it with the following:

        "At the Final Closing, title to the Lots owned by NBP 211, LLC and NBP 201, LLC shall be good and marketable, free of all liens, encumbrances, encroachments and easements other than the liens and encumbrances set forth below in clauses (i) through (vii) which are heretofore acceptable to Buyer and shall not constitute an impediment to good and marketable fee simple title ("Permitted Encumbrances") and possession of the portions of the Property then being transferred shall be given to Buyer free of all tenancies or other rights of use or occupancy:"

     11. Section 20(b) of the Original Contract is hereby amended by deleting the notice name and address information for Piper & Marbury, LLP and replacing it with the following:

        "Piper Marbury Rudnick & Wolfe LLP
        6225 Smith Avenue
        Baltimore, Maryland  21209-3600
        Attn:  Stephen L. Owen, Esquire"

     12. Any term used in this Amendment which has initial capital letters and which is not defined herein shall have the meaning attributed to it in the Original Contract.

     13. Except as otherwise provided herein, the Original Contract shall remain unchanged and in full force and effect and the parties hereto hereby confirm and agree to be bound by all the terms and provisions of the Original Contract as amended hereby.

     14. In the event that the Final Closing does not occur as provided in
Section 2 hereof (other than as a result of a default by Seller under the Original Contract or this Amendment), at Seller's election, this Amendment shall become null and void and of no further force and effect and all of the terms and conditions set forth in the Original Contract shall constitute the entire agreement of Seller and Buyer with respect to the sale of Lots 19RR and 20RR.

     15. This Amendment may be executed in several counterparts, and all so executed shall constitute one amendment, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.



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     IN WITNESS WHEREOF, each of the parties hereto has executed or caused this
Amendment to Contract of Sale to be executed by its duly authorized representative on the day and year first above written.

WITNESS:                            CORPORATE OFFICE PROPERTIES, L.P.

                                    By:   Corporate Office Properties Trust,
                                          General Partner


/s/ [ILLEGIBLE]                     By:  /s/ Roger A. Waesche, Jr.
-----------------------------            ---------------------------------------
                                         Roger A. Waesche, Jr.
                                         Senior Vice President



                                    JOLLY ACRES LIMITED PARTNERSHIP

                                    By:   Constellation Real Estate, Inc.,
                                          General Partner


/s/ [ILLEGIBLE]                     By:  /s/ Steven S. Koren
-----------------------------            ---------------------------------------
                                         Steven S. Koren,
                                         Managing Director


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         Corporate Office Properties Trust is executing this Amendment to evidence its obligations under Section 22 of the Original Contract, as such obligations have been amended pursuant to the terms of this Amendment.

WITNESS:                            CORPORATE OFFICE PROPERTIES TRUST


/s/ [ILLEGIBLE]                     By:  /s/ Roger A. Waesche, Jr.
-----------------------------            ---------------------------------------
                                         Roger A. Waesche, Jr.
                                         Senior Vice President



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